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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MetLife, Inc. of our report dated May 14, 2010 relating to the combined financial statements of American Life Insurance Company, ALICO Services, Inc. and Delaware American Life Insurance Company and their subsidiaries, which appears in the Current Report on Form 8-K of MetLife, Inc. dated August 2, 2010.


/s/ PricewaterhouseCoopers LLP

New York, New York
November 30, 2010